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                                                                      EXHIBIT 21


         The following table sets forth certain information, as of March 20, 1998, with respect to the subsidiaries of the Company, other than certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.


                                            Percentage of
                                            voting securities    State or other
                                            owned by its         jurisdiction in
                                            immediate parent     which incorporated
                                            ----------------     ------------------
Subsidiaries of the Company:
  Haifa Chemicals Ltd.                           100%(1)            Israel
      Haifa Chemicals South, Ltd.                100%               Israel
      Hi-Chem (UK) Ltd.                          100%               United Kingdom
      Hi-Chem S.A                                100%               Belgium
      Hi-Chem Holdings B.V                       100%               Netherlands
      Fertilizantes Quimicos, S.A                100%               Spain
      Hi-Agri S.R.L                              100%(2)            Italy
      Haifa Quimica De Mexico                     80%               Mexico
      Duclos International S.A                   100%               France
  EDP, Inc.                                      100%               Delaware
  Na-Churs Plant Food Company                    100%               Delaware
  Nine West Corporation                          100%               Delaware
      Cedar Chemical Corporation                 100%               Delaware
           NMPC, Inc.                            100%               New Mexico
           Vicksburg Chemical Company            100%               Delaware

--------------

   (1)   Including approximately 7% owned by Trans-Resources (Israel) Ltd.

   (2)   Including approximately 5% owned by Haifa Chemicals South, Ltd.


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